SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 25, 2021, BioMarin Pharmaceutical Inc. (“BioMarin” or the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, a greater number of votes were withheld than were voted for Michael Grey’s election to the Board. In accordance with the Company’s director resignation policy, effective May 25, 2021, Mr. Grey submitted, and the Board accepted, his resignation. At the time of his resignation, Mr. Grey served as Committee Chair of the Company’s Compensation Committee and served on its Science & Technology Committee. Effective with Mr. Grey’s resignation, the Board reduced the authorized number of directors constituting the Board from eleven to ten.

BioMarin thanks Mr. Grey for his more than 15 years of dedicated service to the Company as a director and for his important contributions and leadership during his tenure. BioMarin wishes Mr. Grey success in his future endeavors.

Amendment of 2017 Equity Incentive Plan, as Amended

At the Annual Meeting, BioMarin’s stockholders approved an amendment to the BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”) to increase the number of shares of BioMarin common stock reserved for issuance thereunder by 10,500,000 shares (the “2017 Plan Amendment”).

The 2017 Plan Amendment previously had been approved, subject to stockholder approval, by the Compensation Committee of BioMarin’s Board. The 2017 Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

A more detailed summary of the material features of the 2017 Plan Amendment is set forth in BioMarin’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2021 (the “Proxy Statement”) under the heading “PROPOSAL NO. FOUR: Approval of an Amendment to the 2017 Equity Incentive Plan.” The summary and the foregoing description are qualified in their entirety by reference to the full text of the 2017 Plan, as amended, which is attached to the Proxy Statement as Appendix A.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 182,660,481 shares of common stock were entitled to vote as of March 29, 2021, the record date for the Annual Meeting. There were 159,678,491 shares of common stock present in person or represented by proxy at the Annual Meeting at which the stockholders were asked to vote on four proposals, each of which is described in more detail in the Proxy Statement, as supplemented by definitive additional materials filed with the SEC on May 17, 2021. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal No. 1: Election of Directors

Directors Elected	Vote For	Withheld	Broker Non-Votes
Jean-Jacques Bienaimé	139,640,531	10,569,809	9,468,151
Elizabeth McKee Anderson	145,718,508	4,491,832	9,468,151
Willard Dere, M.D.	146,207,987	4,002,353	9,468,151
Michael Grey	71,714,685	78,495,655	9,468,151
Elaine J. Heron, Ph.D.	136,447,247	13,763,093	9,468,151
Maykin Ho	148,775,324	1,435,016	9,468,151
Robert J. Hombach	147,291,688	2,918,652	9,468,151
V. Bryan Lawlis, Ph.D.	144,017,018	6,193,322	9,468,151
Richard A. Meier	145,888,580	4,321,760	9,468,151
David E.I. Pyott, M.D. (Hon.)	145,602,349	4,607,991	9,468,151
Dennis J. Slamon, M.D., Ph.D.	148,937,559	1,272,781	9,468,151

Based on the votes set forth above, BioMarin’s stockholders elected each of the eleven nominees set forth above to serve as a director of BioMarin until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. As described in Item 5.02 of this Current Report on Form 8-K, Michael Grey has since tendered, and the Board has accepted, his resignation from the Board.

Proposal No. 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain
157,686,775	1,935,539	56,177

Based on the votes set forth above, BioMarin’s stockholders ratified the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2021.

Proposal No. 3: Advisory Vote on the Compensation of Named Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
110,859,278	38,182,722	1,168,340	9,468,151

Based on the votes set forth above, BioMarin’s stockholders approved, on an advisory basis, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement.

Proposal No. 4: Approval of an Amendment to the 2017 Plan

The approval of an amendment to the BioMarin 2017 Plan, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
120,073,229	30,067,135	69,976	9,468,151

Based on the votes set forth above, BioMarin’s stockholders approved the amendment to the BioMarin 2017 Plan, as set forth in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: June 1, 2021	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, General Counsel